EXECUTION COPY

                                                                       EXHIBIT D

                   REGISTRATION RIGHTS AGREEMENT IN FAVOR OF

                     THE HOLDERS OF REGISTRABLE SECURITIES

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is made and entered into as of April 11, 1997 by and among UTI Energy Corp., a Delaware corporation (the "Company"), and the holders of Registrable Securities (the "Holders") signatory to this Agreement.

     This Agreement is made pursuant to the Warrant Agreement (the "Warrant Agreement") dated as of April 11, 1997 by and among the Company and the Warrant Holders (as defined in the Warrant Agreement), pursuant to which the Holders are receiving common stock warrants (the "Warrants") in connection with the purchase of $25,000,000 of the Company's 12% notes pursuant to a note purchase agreement, dated as of April 11, 1997 between the Company and the purchasers named therein.

     The parties hereby agree as follows:

     1.   CERTAIN DEFINITIONS.
          -------------------

          As used in this Agreement, the following terms shall have the following respective meanings:

          (a) AFFILIATE of a specified Person means any other Person that
              ---------
directly, or indirectly through one or more intermediates, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 50% or more of the equity interest in the Person specified or 50% or more of the voting securities of the Person specified. A managed account of a Person is also an Affiliate of such Person.

          (b) BUSINESS DAY means any day on which banking institutions
              ------------
in Los Angeles, California are authorized or obligated by law or executive order to close.

          (c) COMMISSION means the Securities and Exchange Commission.
              ----------

          (d) COMPANY means UTI Energy Corp. or any successor to it or to
              -------
its business.

          (e) COMMON STOCK means (except where the context otherwise indicates)
              ------------
the Common Stock of the Company, par value $0.001 per share, as constituted on its original date of issue by the Company, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor corporation or acquiring corporation.

          (f) DEMANDING HOLDERS shall have the meaning set forth in Section
              -----------------
2(a)

          (g) DEMAND REGISTRATION shall have the meaning set forth in
              -------------------
Section 2(a).


          (h) EXCHANGE ACT means the Securities Exchange Act of 1934, as
              ------------
amended, and the rules and regulations of the Commission promulgated thereunder.

          (i) EXPIRATION DATE means the date on which no Holder holds any
              ---------------
Registrable Securities.

          (j) HOLDERS shall have the meaning set forth in the first paragraph
              -------
hereof.

          (k) OTHER COMMON STOCK shall have the meaning set forth in Section
              ------------------
4(b) hereof.

          (l) PERSON means any individual, corporation, partnership, joint
              ------
venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          (m) PIGGYBACK REGISTRATION shall have the meaning set forth in
              ----------------------
Section 2(b)  hereof.

          (n) PIGGYBACK SHARES shall have the meaning set forth in Section
              ----------------
2(c) hereof.

          (o) REGISTRABLE SECURITIES means any Warrant Shares (as defined below)
              ----------------------
which may be acquired and owned by a Holder, or any securities received by a Holder in exchange for such securities and any shares of Common Stock held by Remy. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) such securities shall have been disposed of pursuant to an effective registration statement, (y) such securities shall have been transferred to any Person other than the Holders pursuant to Rule 144 (or any successor provision) or shall be transferable pursuant to paragraph (k) thereof (or any successor provision) under the Securities Act, or (z) they shall have ceased to be held by the Holders or any Affiliate of the Holders or any Transferee of the Holders or their Affiliates.

          (p) REGISTRATION EXPENSES means all expenses incident to the
              ---------------------
performance of or compliance with the registration rights granted herein, including, without limitation, all registration, filing, listing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and expenses of the Company's counsel and the fees and expenses of the Company's independent public accountants, including the expenses of any special audits, should any such special audit be required, or "cold comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers and sellers of securities which may be paid by the Company in connection with the registration of any securities for which the Holders have the right to Piggyback Registration for the Registrable Securities; provided, however, that
                                             --------  -------
Registration Expenses shall not include the fees and expenses of the Selling Holders' counsel, any brokerage or similar commissions or charges or any underwriting discounts, commissions or transfer taxes, if any, all of which shall be borne by the Selling Holders.

          (q) REMY shall have the meaning set forth in Section 2(c) hereof.
              ----

          (r) REMY SHARES shall have the meaning set forth in Section 2(c)
              -----------
hereof.

          (s) SECURITIES ACT means the Securities Act of 1933, as amended, or
              --------------
any successor statute thereto, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time.

          (t) SELLING HOLDERS means those Holders who have requested
              ---------------
registration pursuant to this agreement and who are selling securities hereunder.

          (u) SHARES means the Company's common stock, as constituted on the
              ------
date hereof, or any stock or other securities, for which such common stock shall have been exchanged, or any stock or other securities resulting from any reclassification of such Shares.

          (v) TRANSFEREE shall mean the first holder of Registrable Securities
              ----------
or Remy Shares by a transfer from a Holder or Remy or an Affiliate of a Holder or Remy provided, however, that a Person acquiring such Registrable Securities pursuant to a transfer under an effective registration statement or pursuant to a sale under Rule 144 shall not be a Transferee.

          (w) VIOLATION shall have the meaning set forth in Section 6(a).
              ---------

          (x) WARRANT AGREEMENT means the Warrant Agreement, dated as of April
              -----------------
11, 1997 between the Company and the Warrant Holders listed therein.

          (y) WARRANTS shall mean any warrants issued pursuant to the Warrant
              --------
Agreement.

          (z) WARRANT SHARES shall mean the Shares of Company Common Stock and
              --------------
any other securities issuable upon exercise of the Warrants.

     2.   REGISTRATION RIGHTS.
          -------------------

          (a) Until the Expiration Date, on four occasions, but in no event during the period ending 90 days following the completion of a registered public offering of Common Stock by the Company (other than an offering pursuant to an employee benefit plan or in connection with a merger or acquisition), any Holder or Holders of Registrable Securities then outstanding (collectively, the

"Demanding Holders") may request, pursuant to this Section 2(a), that the Company register under the Securities Act the Registrable Securities pursuant to a non-underwritten offering having a period of distribution not to exceed 120 days (a "Demand Registration") provided, however, the Company shall not be
                               --------  -------
obligated to prepare and file any registration statement pursuant to this
Section 2(a), or prepare or file any amendment or supplement thereto, at any time when the Company, in the good faith judgment of its Board of Directors, whose decision shall be conclusive absent manifest error, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would materially and adversely affect a pending or proposed public offering of securities of the Company, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to the Company or its Affiliates or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of the Company or its Affiliates. Notwithstanding anything to the contrary contained in this
Section 2(a), the Company shall be permitted to suspend the period of sale or distribution of shares of Common Stock subject to a registration pursuant to this Section 2(a) at any time when the Company reasonably believes that the sale or distribution thereof at the time requested would materially and adversely affect a pending or proposed public offering of securities of the Company, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to the Company or its Affiliates or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of the Company or its Affiliates; provided, however, that
                                                      --------  -------
such period of sale or distribution shall resume after any such suspension for a number of days necessary to keep such registration effective for permitted sales thereunder for a term of 120 days. The filing of a registration statement, or any amendment or supplement thereto, by the Company may not be deferred for any reason whatsoever, and the sale and distribution of shares may not be suspended for more than 105 days.

          (b) If, at any time after the date hereof, the Company proposes to register under the Securities Act any shares of Common Stock for sale by it pursuant to an underwritten public offering of the Common Stock (except with respect to registration statements filed on Form S-4 or such other forms as shall be prescribed under the Securities Act for the same purposes as such form), it will at each such time, prior to the filing of any such registration statement, give written notice to each Holder of Registrable Securities of such registration (a "Piggyback Registration") regardless of whether the Holder had previously exercised piggyback registration rights or demand rights as to any other shares of stock held by it, and, upon the written request given within 5 days following the date of such notice (which must specify the number of shares of Common Stock to participate in such underwritten offering) of the Holder delivered to the Company within five days of receipt of the Company's notice, the Company will use its best efforts to cause any Registrable Securities as to which registration shall have been so requested to be included in the shares to be sold pursuant to such underwritten public offering as covered by the registration statement proposed to be filed by the Company. Nothing contained in this Section 4(b) shall, however, limit the Company's right to cancel, postpone or withdraw any such proposed registration for any reason. Any request by the Holder pursuant to this Section 4(b) to register Registrable Securities for sale in the underwriting shall be on the same terms and conditions as the shares of Common Stock to be registered and sold through underwriters under such registration; provided, however, that as a condition to
                                      --------  -------
such inclusion the Holder shall execute an underwriting agreement acceptable to the underwriters and, if requested, a custody agreement having such customary terms as the underwriters shall request, including indemnification, and if the managing underwriter determines and advises in writing that the inclusion in the underwriting of all Registrable Securities proposed to be included by the Holder and any other shares of Common Stock sought to be registered by any other stockholder of the Company exercising rights comparable to those of the Holder under the Agreement (the "Other Common Stock") would, in its reasonable and good faith judgment, interfere with the successful marketing of the securities proposed to be registered for underwriting by the Company then the number of Registrable Securities and Other Common Stock requested to be included in the underwriting shall be reduced pro rata (based upon the number of shares requested to be included in such underwriting) among the Holder and the holders of Other Common Stock requesting such registration and inclusion in the underwriting and may, in the determination of such managing underwriter and consistent with pro rata reduction, be reduced to zero.

          (c) REMY PIGGYBACK REGISTRATION.  If at any time the Company shall
              ---------------------------
contemplate filing a registration statement under the Act in order to register any shares of the Company's Common Stock beneficially owned by Remy Capital Partners III L.P. or its successors or assigns or any Transferees of Remy (collectively, "Remy") for sale in a public offering, the Company shall give to the Holder not less than thirty days prior written notice of its intentions, which notice shall specify the number of shares of Common Stock to be registered pursuant to the contemplated registration statement and the total number of such shares of Common Stock beneficially owned by Remy to be registered pursuant to the contemplated registration statement (the "Remy Shares"). The Holders shall have the right, exercisable by written notice delivered to the Company not later than the fifteenth day following the date of the Company's notice, to cause the Company to include in such registration statement up to a number of Warrant Shares (disregarding fractional shares) determined by multiplying (x) the total number of Warrant Shares then owned of record by the Holder, and (y) a fraction, the numerator of which is the number of Remy Shares and the denominator of which is the number of shares of Common Stock then held of record by Remy. In the alternative, the Holder may specify any lesser whole number of Warrant Shares then owned of record by the Holder. The number of the Holder's Warrant Shares so properly specified is herein referred to as the "Piggyback Shares". The Company shall include the Piggyback Shares in any registration statement filed by it which includes the Remy Shares, and shall thereafter use its reasonable efforts to cause such registration statement to become effective and to remain effective for the period required to permit the public offering of the Piggyback Shares, but not longer than 60 days. However, if all or any part of the proposed registration is to be underwritten (whether on a "best efforts" or "firm commitment" basis) the managing underwriter shall have the right to exclude the Piggyback Shares, to the extent the inclusion of such Piggyback Shares and Remy Shares would, in the written opinion of such managing underwriter, adversely affect the successful distribution of the underwritten portion of the public offering, provided such exclusion applies on a proportional basis not only to Piggyback Shares but also to all other securities proposed to be included other than those to be issued and sold for the benefit of the Company pursuant to such registration statement. Any exclusion of Piggyback Shares and other shares shall be made pro rata among all persons other than the Company whose common stock was to have been included in the offering, including Remy.

          (d) REGISTRATION STATEMENT FORM.  The Company may, if permitted by
              ---------------------------
law, effect any registration requested under Section 2(a) by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement).

          (e) EXPENSES.  The Company shall pay all Registration Expenses
              --------
incurred in connection with the registration of Registrable Securities pursuant to Section 2(a), 2(b) or 2(c) hereunder.

          (f) EFFECTIVE REGISTRATION STATEMENT.  Any registration effected  by
              --------------------------------
the Company pursuant to this Agreement shall not be deemed to have been effected unless it has become effective with the Commission, provided, however, that a
                                                    --------  -------
registration which does not become effective after the Company has filed a registration statement with respect thereto with the Commission solely by reason of the Demanding Holders failing to proceed with the registration shall be deemed to have been effected by the Company in satisfaction of one of the Company's four demand obligations pursuant to Section 2(a) to register Registrable Securities pursuant to a Demand Registration. Notwithstanding the foregoing, a registration statement will not be deemed to have been effected if after it has become effective with the Commission, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason other than a misrepresentation or omission by the Holders.

          (g) CONFLICTING INSTRUCTIONS FROM HOLDERS.   The Company may rely and
              -------------------------------------
shall be protected in relying upon any resolution, certificate, opinion, request, communication, demand, receipt or other paper or document in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties. The Company may act in reliance upon the advice of its counsel in reference to any matter in connection with this Agreement and shall not incur any liability for any action taken in good faith in accordance with such advice.

              (i) In the event the Company receives conflicting instructions regarding any action to be taken or withheld hereunder, the Company may suspend further action relating to such action until such time as the conflicting instructions are resolved by the parties giving the same or until the Company is instructed to take or withhold the requested action by a final order from which no appeal may be taken issued by a court of competent jurisdiction.

     3.   REGISTRATION PROCEDURES.
          -----------------------

          (a) Whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company, as expeditiously as reasonably practicable and subject to the terms and conditions herein, will use its best efforts to:

               (i) prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration to become effective;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such time as the Company is so obligated pursuant to this Agreement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (iii) furnish to the Selling Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Selling Holders may reasonably request;

               (iv) as expeditiously as reasonably practicable, use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other United States state securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request, to keep such registration statement qualification in effect for so long as such registration remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Selling Holders to consummate the disposition in such jurisdictions of the securities owned by the Selling Holders, except that the Company shall not for any such purpose be required to
(a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision
(iv) be obligated to be so qualified, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction;

              (v) in any underwritten offering, and if reasonable and customary in the context of such offering, use its best efforts to furnish to the Selling Holders a signed counterpart, addressed to the Selling Holders or seller of Registrable Securities (and the underwriters, if any), of

              (x) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory to the Selling Holders in their reasonable judgment, and

               (y) if requested, a customary "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as such seller or such holder (or the underwriters, if any) may reasonably request;

              (vi) immediately notify the Selling Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Selling Holders promptly prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

              (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

              (ix) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

              (x) keep each registration pursuant to Section 2(a) hereof effective for a period of up to 120 days or such shorter period of time until the transfer or sale of all Warrant Shares so registered has been completed.

          (b) As a condition of these Registration Rights, the Company may require the Demanding Holders, at their own expense, to furnish the Company with such information and undertakings regarding such Holders and the distribution of such securities as the Company may from time to time reasonably request in writing, and the Holders, by their execution hereof, agree to provide such information and make such undertakings as are requested.

          (c) The Selling Holders agree (A) that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision
(vi) of Section 3(a), the Selling Holders will forthwith discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Selling Holders' receipt of the copies of the supplemented or amended prospectus contemplated by subdivision
(vi) of Section 3(a) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in the Selling Holders' possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (B) that they will immediately notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by the Selling Holders to the Company for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          (d) Notwithstanding anything in this agreement to the contrary, the Company will not be required to file such a registration statement if it receives an opinion of counsel in form and substance reasonably satisfactory to the Selling Holders, or counsel to the Selling Holders, to the effect that the sale of the Registrable Securities in the manner contemplated by the Selling Holders may be effected without registration.

     4.   UNDERWRITTEN OFFERINGS.
          ----------------------

          (a) UNDERWRITTEN OFFERINGS.  If requested by the underwriters for any
              ----------------------
underwritten offering by the Selling Holders in connection with any Piggyback Registration pursuant to Section 2(c), the Selling Holders will enter into an underwriting agreement with such underwriters for such offering, containing such terms as are customarily contained in agreements of this type. The Selling Holders may, at their option (reasonably exercised), require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Selling Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Selling Holders.

          (b) HOLDBACK AGREEMENTS.  (i) Each Holder agrees, if so required by
              -------------------
the managing underwriter, not to effect any public sale or distribution of Registrable Securities or sales of such Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act, during the seven days prior to and the 90 days after any firm commitment underwritten registration pursuant to
Section 2(c) has become effective (except as part of such registration), whether or not the Holder participates in such registration.

     5.   PREPARATION, REASONABLE INVESTIGATION.
          -------------------------------------

          In connection with the preparation and filing of each registration statement under the Securities Act, pursuant to this Agreement, the Company will give the Selling Holders, the underwriters, if any are involved, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

     6.   INDEMNIFICATION; CONTRIBUTION.  If any Registrable Securities are
          ------------------------------
included in a registration statement under this Agreement:

          (a) To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

          (1) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement as of the respective date thereof, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

          (2) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

          (3) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the indemnification
                                 --------  -------
required by this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable under this Section 6(a) in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this
              --------  -------
Section 6 shall not apply to any Holder to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such Holder was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify any underwriters participating in a Piggyback Registration in which the Selling Holders are participating.

          (b) To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the

Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder; each officer, director, partner, and employee of such other Selling Holder and such controlling Person and each underwriter to the extent that such Selling Holder participates in an underwritten registration, against any and all losses, claims, damages, liabilities and expenses (joint and several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; provided,
                                                                       --------
however, that (x) the indemnification required by this Section 6(b) shall not
-------
apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this
Section 6(b) exceed the gross proceeds from the applicable offering received by such Selling Holder.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 6, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel at its own expense except as provided below. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 6. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that it has reasonably determined that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties. No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party which consent shall not be unreasonably withheld.

          (d) If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
Section 6:

              (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 6(a) and Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

              (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e) If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 6(d); provided, however, that if it is determined by a final and non-appealable order of a court of competent jurisdiction that a party receiving indemnification hereunder was not entitled to receive such indemnification, the additional cost, if any, to the indemnifying party of such indemnification shall be promptly reimbursed by such improperly indemnified party to such indemnifying party.

          (f) The obligations of the Company and the Selling Holders of Registrable Securities under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.


     7.   COVENANTS OF THE COMPANY.  The Company hereby agrees and covenants as
          ------------------------
follows:

          The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to transfer Registrable Securities to a Transferee without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.


     8.   MISCELLANEOUS.
          -------------

          (a) SPECIFIC PERFORMANCE.  The parties hereto acknowledge that there
              --------------------
may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, may be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.

          (b) NOTICES.  All notices, requests, claims, demands, waivers and
              -------
other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:

                    The Holders at the addresses indicated on the signature page hereof with a copy to Canpartners Investments IV, LLC

                    c/o Canyon Partners Incorporated
                    9665 Wilshire Boulevard
                    Suite 200
                    Beverly Hills, CA  90212
                    Attn: Scott Imbach, Telecopy No. (310) 247-2701

                    Company:

                    UTI Energy Corp.
                    485 Devon Park Drive, Suite 112
                    Wayne, PA 19087

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          (c) LAW GOVERNING.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

          (d) ATTORNEYS' FEES.  In any action or proceeding brought to enforce
              ---------------
any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

          (e) HEADINGS.  The descriptive headings of the several Sections and
              --------
paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) ENTIRE AGREEMENT; AMENDMENTS.  This Agreement and the other
              ----------------------------
writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Holders. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by an amendment or waiver authorized by this Section 8.6, whether or not any such Registrable Securities shall have been marked to indicate such consent.

          (g) ASSIGNABILITY.  This Agreement shall be binding upon and inure to
              -------------
the benefit of the respective successors and assigns of the parties hereto provided, however, that the Registration Rights hereunder shall only be available to the Holders, their Affiliates and to their Transferees.

          (h) COUNTERPARTS.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (i) VALIDITY, DUE AUTHORIZATION.  By its execution hereof, the Company
              ---------------------------
represents and warrants that it has the corporate power to execute, deliver and perform the terms and provisions of this Agreement and that it has taken all appropriate and necessary corporate action to authorize the transactions contemplated hereby and the execution, delivery and performance of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the day, month and year first above written.

                                    UTI Energy Corp.

                                    By:  ____________________________
                                         Name:
                                         Title:

Canpartners Investments IV, LLC,
a California limited liability company

By:  Canpartners Incorporated,
     a California corporation,
     its managing member



By:  ________________________
     Name:
     Title:

c/o Canyon Partners Incorporated
9665 Wilshire Boulevard
Suite 200
Beverly Hills, CA  90212

310/247-2700 (O)
310/247-2701 (F)